UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 5, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

End of December 2018 Salary Reductions

On December 5, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of General Moly, Inc. (the “Company”) approved a change in the base salaries of Bruce D. Hansen, the Company’s Chief Executive Officer, Robert I. Pennington, the Company’s Chief Operating Officer and R. Scott Roswell, the Company’s Chief Legal Officer.  The change reduces by 50% the prior reductions to base salaries for Messrs. Hansen, Pennington and Roswell from the November 2018 salary reduction program that have been in effect since December 1, 2018.  The remaining portion of the previous temporary salary reductions to Messrs. Hansen and Pennington announced effective January 16, 2016, by the Board remain in effect.

The changes are conditional upon the closing of the Securities Purchase Agreement with a subsidiary of Amer International Group Co., Ltd. (which closed on December 9, 2019) and the completion of the Company’s current exchange offer for its Convertible Senior Promissory Notes due 2019 and Senior Promissory Notes due 2019 (which is scheduled to expire on December 26, 2019).  Once the conditions are satisfied and the increases become effective, the base salaries for Messrs. Hansen, Pennington and Roswell will be as set forth below:

Name	Percentage Reduction	New Base Salary
Bruce D. Hansen	20%	$330,000
Robert I. Pennington	10%	$213,840
R. Scott Roswell	2.5%	$248,944

The previous Employment Agreement Amendments from the 2018 Salary Reduction program provide that the reduced base salary shall not be used for purposes of calculating any severance payments due to any executive under his employment agreement.  Instead, the executive’s severance payment, if any, would be determined by reference to his base salary as in effect prior to all temporary reductions.

The base salary for Amanda Corrion, the Company’s Controller and Principal Accounting Officer, was not subject to the temporary salary reductions and remains $155,000.

Approval of New Retention Grants

On December 5, 2019, the Compensation Committee approved restricted stock unit (“RSU”) grants in the amounts listed below for Messrs. Hansen, Pennington and Roswell and Ms. Corrion, provided that such officers remain with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board, a strategic financing alternative; or June 30, 2020 (the “Vesting Date”):

Name	RSUs
Bruce D. Hansen	550,000
Robert I. Pennington	450,000
R. Scott Roswell	400,000
Amanda Corrion	240,000

The grants are conditional upon the closing of the Securities Purchase Agreement with a subsidiary of Amer International Group Co., Ltd. (which closed on December 9, 2019) and the completion of the Company’s current exchange offer for its Convertible Senior Promissory Notes due 2019 and Senior Promissory Notes due 2019 (which is scheduled to expire on December 26, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 11, 2019	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer